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                                                                     EXHIBIT 3.1



               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        CAPSTAR BROADCASTING CORPORATION

          (Pursuant to Sections 242 and 245 of the General Corporation
                         Law of the State of Delaware)

________________________________________________________________________________


         Capstar Broadcasting Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         A. The Corporation's original Certificate of Incorporation was filed under the name Capstar Broadcasting Corporation with the Secretary of State of the State of Delaware on May 19, 1997.

         B. This Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") restates and integrates and further amends the Certificate of Incorporation of the Corporation.

         C. This Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the state of Delaware.

         D. The text of the Certificate of Incorporation, as amended or supplemented heretofore, is further amended hereby and restated to read in full as set forth herein:

         FIRST: The name of the corporation is Capstar Broadcasting Corporation (the "Corporation").

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, County of New Castle, City of Wilmington, State of Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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         FOURTH:  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,150,000,000 shares consisting of (a) 100,000,000 shares of preferred stock, par value of One Cent ($.01) per share (the "Preferred Stock"), (b) 750,000,000 shares of Class A Common Stock, par value of One Cent ($.01) per share (the "Class A Common Stock"), (c) 150,000,000 shares of Class B Common Stock, par value of One Cent ($.01) per share (the "Class B Common Stock), and (d) 150,000,000 shares of Class C Common Stock, par value of One Cent ($.01) per share (the "Class C Common Stock," and together with the Class A Common Stock and the Class B Common Stock, the "Common Stock").

         Upon the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, each share of Common Stock (the "Old Common Stock") issued and outstanding immediately prior to such filing shall, without any action on the part of the holder thereof, be converted and reclassified into, and immediately represent 0.10 validly issued, fully paid and non-assessable shares of Common Stock of the same class as the Old Common Stock being converted and reclassified. Any fraction of a share of Common Stock that would otherwise result pursuant to the preceding sentence (after aggregating all fractional shares held by each stockholder) shall automatically be eliminated and, in lieu thereof, the holder thereof shall be entitled to receive a cash adjustment in respect of such fraction of a share in an amount based upon a value of the Common Stock equal to $19.50 per whole share. Each certificate representing shares of Old Common Stock shall thereafter represent that number of shares of Common Stock determined in the previous sentences; provided, however, that each person holding of record a stock certificate or certificates representing shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled.

         The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and the Common Stock are as follows:

         1.      Provisions Relating to the Preferred Stock.

                 (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation (the "Board of Directors") as hereafter prescribed.

                 (b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:




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                          (i)     whether or not the class or series is to have
         voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of capital stock;

                          (ii) the number of shares to constitute the class or series and the designations thereof;

                          (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                          (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                          (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                          (vi) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of capital stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

                          (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                          (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, securities, or other property of the Corporation or any other entity and the conversion price or prices, ratio or ratios, or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and





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                          (ix)    such other special rights and protective
         provisions with respect to any class or series the Board of Directors may provide.

                 (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         2.      Provisions Relating to the Common Stock.

                 (a) General. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect.

                 (b) Dividends. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock, the holders of the Common Stock shall be entitled to participate ratably, on a share-for-share basis as if all shares were of a single class, in such dividends, whether in cash, stock or otherwise, as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefor; provided, however, that any dividends payable in shares of Common Stock (or payable in rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into or exchangeable for shares of Common Stock) shall be declared and paid at the same rate on each class of Common Stock and only in shares of Class A Common Stock (or rights to subscribe for or to purchase shares of Class A Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock, in shares of Class B Common Stock (or rights to subscribe for or to purchase shares of Class B Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock and in shares of Class C Common Stock (or rights to subscribe for or to purchase shares of Class C Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class C Common Stock) to holders of Class C Common Stock.

                 (c)      Voting.

                          (i)     The holders of Class A Common Stock and Class
C Common Stock shall vote together as a single class with respect to all matters submitted to a vote of stockholders with each such holder having the number of votes specified in subparagraph (ii) below, except (A)





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with respect to the election of directors after completion of an IPO (as hereinafter defined), which shall be governed by subparagraphs (iii), (iv), and
(v) below, (B) with respect to any Going Private Transaction (as hereinafter defined) after completion of an IPO that is between the Corporation and Hicks Muse (as hereinafter defined) or any Affiliate (as hereinafter defined) of Hicks Muse, which shall be governed by subparagraph (vi) below, and (C) as otherwise provided by law. The Class B Common Stock shall not be entitled to vote, except as required by law; provided, however, that the Class B Common Stock shall not have the right to vote on any matter if such right would cause the Class B Common Stock to become voting securities within the meaning of 12 C.F.R. 225.2(p), as that section may be amended from time to time.

                          (ii)    The Class A Common Stock shall entitle the
holders thereof to one vote per share. The Class C Common Stock shall entitle the holders thereof to ten (10) votes per share.

                          (iii)   Commencing with the first annual meeting of
stockholders after completion of an IPO, the holders of Class A Common Stock shall be entitled by class vote, exclusive of all other stockholders, to elect two directors of the Corporation with each share of Class A Common Stock entitling the holder thereof to one vote; provided, each director elected pursuant to this subparagraph must be an Independent Director (as hereinafter defined).

                          (iv)    The holders of Class A Common Stock and Class
C Common Stock, voting as a single class, shall have the right to vote on the election or removal of all directors of the Corporation (other than the directors elected pursuant to subparagraph (iii) above and the directors, if any, who may be elected by the holders of the Preferred Stock), with each share of Class A Common Stock and each share of Class C Common Stock entitling the holder thereof to the number of votes specified in subparagraph (ii) above.

                          (v)     Notwithstanding subparagraphs (iii) and (iv)
above, upon the earlier to occur of (A) the date on which Hicks Muse and its Affiliates cease to own beneficially more than 50% of the number of shares of Class C Common Stock owned by them upon completion of an IPO, subject to appropriate adjustment in respect of any subdivisions or combinations affecting Class C Common Stock and (B) the third anniversary date of the completion of an IPO, the holders of Class A Common Stock and Class C Common Stock shall vote together as a single class upon the election or removal of all directors with each share of Class A Common Stock and each share of Class C Common Stock entitling the holder thereof to the number of votes specified in subparagraph
(ii) above.

                          (vi)    With respect to any Going Private Transaction
between the Corporation and Hicks Muse or an Affiliate of Hicks Muse after completion of an IPO, the holders of Class A Common Stock and Class C Common Stock shall vote as a single class, with each share of Class A Common Stock and Class C Common Stock entitled to one vote.





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                 (d)      Conversion.

                          (i)     Automatic Conversion.  Subject to any
necessary approval of the FCC, each share of Class B Common Stock and Class C Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock for no additional consideration upon its sale, gift or other transfer, voluntary or involuntary, to a party other than Hicks Muse or an Affiliate of Hicks Muse or, with respect to Class B Common Stock, a Regulated Entity.

                          (ii)    Voluntary Conversion.  Subject to any
necessary approval of the FCC, the shares of Class B Common Stock and Class C Common Stock shall be convertible in whole or in part at any time at the option of the holder or holders thereof, if such holder(s) is not a Regulated Entity (as hereinafter defined), into an equal number of fully paid and non-assessable shares of Class A Common Stock, for no additional consideration.

                          (iii)   Automatic Conversion Procedure.  Promptly
upon the occurrence of an Event of Automatic Conversion (as hereinafter defined) pursuant to subparagraph (i) above, the holder of the shares of Class B Common Stock or Class C Common Stock being converted shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Common Stock, and shall give written notice to the Corporation, at its office: (A) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Common Stock as provided in subparagraph (i); (B) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion); (C) identifying the number of shares of Class B Common Stock or Class C Common Stock, as the case may be, being converted; and (D) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock shall be issued and instructions for delivery thereof. Delivery of such notice together with the certificates representing the shares of Class B Common Stock or Class C Common Stock being converted shall obligate the Corporation to issue one or more certificates representing the shares of Class A Common Stock to be issued upon such conversion. To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date and time on which the Event of Automatic Conversion occurred (such date and time being the "Automatic Conversion Time"). To the extent an Event of Automatic Conversion shall require the approval of the FCC, the Automatic Conversion Time shall be such time and date as the order of the FCC approving such event shall become a Final Order (as hereinafter defined). The person entitled to receive the Class A Common Stock issuable upon a conversion pursuant to subparagraph (i) above shall be treated for all purposes as the record holder of such Class A Common Stock at and as of the Automatic Conversion Time, and the right of such person as a holder of shares of Class B Common Stock or Class C Common Stock, as the case may be, shall cease and terminate at and as of the Automatic Conversion Time, in each case without regard to any failure by the holder to deliver the certificate or the notice required by this subparagraph (iii).





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                          (iv)    Voluntary Conversion Procedure.  At the time
of a voluntary conversion pursuant to subparagraph (ii) above or, in the event such conversion requires the consent of the FCC, at the time the FCC order approving such a conversion becomes a Final Order, the holder or holders of Class B Common Stock or Class C Common Stock, as the case may be, shall deliver to the office of the Corporation or any transfer agent for the Common Stock (A) the certificate or certificates representing the shares of Class B Common Stock or Class C Common Stock, as the case may be, to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, and (B) written notice to the Corporation stating that such holder or holders elect(s) to convert such share or shares and stating the name and addresses in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. Conversion shall be deemed to have been effected at the time and date when such delivery is made to the Corporation or the transfer agent of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time.

                          (v)     Issuance of Conversion Shares.  As promptly
as practicable following any holder's conversion of shares of Common Stock, the Corporation shall issue and deliver to the converting holder or to such holder's transferee, as the case may be, (A) one or more certificates (as such holder may request) evidencing the shares of Common Stock issuable in respect of the applicable conversion and (B) if the certificates surrendered by the converting holder evidence more shares of Common Stock than the holder has elected to convert or that automatically have been converted, as the case may be, one or more certificates (as such holder may request) evidencing the shares of Common Stock which have not been converted. Pending the issuance and delivery of the foregoing certificates, the certificate or certificates evidencing the shares of Common Stock that have been surrendered for conversion shall be deemed to evidence the shares of Common Stock issuable upon such conversion.

                          (vi)    Dividends on Converted Shares.  Any dividends
declared and not paid on shares of Common Stock prior to their conversion as provided above shall be paid, on the payment date, to the holder or holders entitled thereto on the record date for such dividend payment, notwithstanding such conversion; provided, however, that such holder or holders shall not be entitled to receive the corresponding dividends declared but not paid on the shares of Common Stock issuable upon such conversion.

                 (e) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversions provided for herein, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversions provided for herein and shall take all such corporate action as may be necessary to assure that such shares of Class A Common Stock shall be validly issued, fully paid and non-assessable upon conversion of all of the outstanding shares of Class B Common Stock and Class C Common Stock, as applicable; moreover, if at any time the





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number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversions provided for herein, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

                 (f) Adjustments for Stock Splits and Stock Dividends. The Corporation shall treat the shares of Common Stock identically in respect of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Class A Common Stock, it shall at the same time effect a two-for-one stock split with respect to the Class B Common Stock and the Class C Common Stock).

                 (g) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full and after payment of all sums payable in respect of Preferred Stock, if any, the holders of the Common Stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation. For the purposes of this paragraph (g), neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with the Corporation, or the sale, transfer, or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

                 (h) Reissue of Shares. Shares of Class B Common Stock and Class C Common Stock that are converted into shares of Class A Common Stock, as provided herein, shall be retired and canceled and shall not be reissued.

                 (i) Transferability. Notwithstanding any other provision contained in this Amended and Restated Certificate of Incorporation, if a holder of the Class B Common Stock is a Regulated Entity, such holder may transfer the Class B Common Stock only under the following circumstances: (i) in a widely distributed public offering; (ii) in a transfer pursuant to Rule 144 under the Securities Act of 1933 or any similar rule then in force; (iii) in a transfer constituting two percent or less of the outstanding shares of the Class B Common Stock; (iv) in a transfer to a person if such person already owns or has negotiated to purchase at least a majority of the Class A Common Stock; (v) in a transfer to the Corporation; (vi) in a transfer to an Affiliate of such holder or to any other Regulated Entity; or (vii) in any method of transfer permitted by the Board of Governors of the Federal Reserve System.

                 (j) Definitions. Capitalized terms used in this Amended and Restated Certificate of Incorporation and not otherwise defined are used with the meanings set forth below.





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                 "Affiliate" shall have the same meaning as such term has under
Rule 12b-2 of the Exchange Act.

                 "Event of Automatic Conversion" shall mean any of the events set forth in paragraph (d)(i) above.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934.

                 "FCC" shall mean the Federal Communications Commission.

                 "Final Order" shall mean an order, action or decision of the FCC (without the inclusion of any material adverse conditions not customarily imposed with respect to such orders, actions or decisions) (i) that has not been reversed, stayed, enjoined, set aside, annulled or suspended and (ii) with respect to which (A) no timely request has been filed for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and for the FCC to set aside the action on its own motion has expired or (B) in the event of review, reconsideration, or appeal, such review, reconsideration, or appeal has been denied and the time for further review, reconsideration, or appeal has expired.

                 "Going Private Transaction" shall mean any transaction that is a "Rule 13e-3 transaction," as such term is defined in Rule 13e-3(a)(3) promulgated under the Exchange Act; provided, however, that the term "affiliate" as used in Rule 13e-3(a)(3)(i) shall be deemed to include an Affiliate, as defined in this paragraph.

                 "Hicks Muse" shall mean Hicks Muse, Tate & Furst Incorporated, a Delaware corporation.

                 "Independent Director" shall mean a person who is not an officer or employee of the Corporation or its subsidiaries, and who does not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

                 "IPO" shall mean a firm commitment underwritten public offering of Class A Common Stock for cash pursuant to a registration statement under the Securities Act of 1933 where the aggregate proceeds to the Company (prior to deducting any underwriters' discounts and commissions from such offering and any similar prior public offering) exceed $10 million.

                 "Regulated Entity" means (i) any entity that is a "bank holding company" (as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the "BHC Act")) or any non-bank subsidiary of such an entity and (ii) any entity that, pursuant to Section 8(a) of the





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International Banking Act of 1978, as amended, is subject to the provisions of the BHC Act or any non-bank subsidiary of such an entity.

         3.      General.

                 (a) Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Common Stock or Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                 (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or a committee of the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

         FIFTH: The number, classification, and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

                 (a) The number of directors constituting the Board of Directors shall be no less than one and no more than twenty-one, plus such number of directors as may be elected from time to time by the holders of any class or series of Preferred Stock.

                 (b) Commencing on the completion of an IPO, the directors of the Corporation (other than those elected pursuant to Section 2(c)(iii) of Article FOURTH, if any (the "Class A Directors"), and those appointed pursuant to the terms of this paragraph (b)) shall be divided by the Board of Directors into three classes (the "Classified Directors") with the first class ("Class I"), second class ("Class II") and third class ("Class III") each to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the first annual meeting of stockholders after completion of an IPO, the term of office of the Class II directors shall expire at the second annual meeting of stockholders after completion of an IPO and the term of office of the Class III directors shall expire at the third annual meeting of stockholders after completion of an IPO, with each director to hold office until his or her successor shall have been duly





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elected and qualified.  At each annual meeting of stockholders, commencing with the first annual meeting after completion of an IPO, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The term of office of each Class A Director shall expire annually, and commencing with the first annual meeting of stockholders after completion of an IPO, Class A Directors will be elected at each annual meeting. The Board of Directors shall appoint the Class A
Directors after the completion of an IPO and before the first annual meeting of stockholders. Each Classified Director and Class A Director shall hold office until his or her respective successor shall have been duly elected and qualified. The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

                 (c) Upon the earlier to occur of (i) the date on which Hicks Muse and its Affiliates cease to own beneficially more than 50% of the number of shares of Class C Common Stock owned by them upon completion of an IPO, subject to appropriate adjustment in respect of any subdivisions or combinations affecting Class C Common Stock, and (ii) the third anniversary date of the completion of an IPO, no Class A Directors shall be elected thereafter pursuant to Section 2(c)(iii) of Article FOURTH and each Class A Director then holding office shall receive the classification (Class I, II or III) that at least a majority of the Board of Directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified.

         SIXTH: The following provisions are included for the purpose of ensuring that control and management of the Corporation remain with citizens of the United States and/or corporations formed under the laws of the Unites States or any of the states of the United States, as required by the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (collectively, the "Communications Act"):

                 (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States;
(iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") any shares of capital stock of the Corporation if such issuance would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) to exceed 25% of (A) the total number of all shares of such capital stock outstanding at any time and from time to time or (B) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time and shall not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) exceeding such 25% limits.





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                 (b)      No Alien or Aliens, individually or collectively,
shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of capital stock of the Corporation outstanding at any time and from time to time or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, and issuances and transfers of capital stock of the Corporation in violation of this subsection (b) shall be prohibited.

                 (c) The Board of Directors shall have all powers necessary to implement the provisions of this Article SIXTH and to ensure compliance with the alien ownership restrictions (the "Alien Ownership Restrictions") of the Communications Act, including, without limitation, the power to prohibit the transfer of any shares of capital stock of the Corporation to any Alien and to take or cause to be taken such action as it deems appropriate to implement such prohibition, including placing a legend regarding restrictions on foreign ownership of the capital stock on certificates representing such capital stock.

                 (d) Without limiting the generality of the foregoing and notwithstanding any other provision of this Amended and Restated Certificate of Incorporation to the contrary, any shares of capital stock of the Corporation determined by the Board of Directors to be owned beneficially by an Alien or Aliens shall always be subject to redemption by the Corporation by action of the Board of Directors, pursuant to Section 151 of the General Corporation Law of the State of Delaware, or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Alien Ownership Restrictions. The terms and conditions of such redemption shall be as follows:

                          (i) the redemption price of the shares to be redeemed pursuant to this Article SIXTH shall be equal to the lower of
         (A) the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith, and (B) such Alien's purchase price for such shares;

                          (ii) the redemption price of such shares may be paid in cash, securities or any combination thereof;

                          (iii) if less than all the shares held by Aliens are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;

                          (iv) at least 10 days' written notice of the redemption date shall be given to the holders of record of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to holders if the cash or securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holders and subject to immediate withdrawal





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
         by them upon surrender of the stock certificates for their shares to be redeemed duly endorsed in blank or accompanied by duly executed proper instruments of transfer;

                          (v) from and after the redemption date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on capital stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thereafter shall be entitled only to receive the cash or securities payable upon redemption; and

                          (vi) such other terms and conditions as the Board of Directors shall determine.

For purposes of this Article SIXTH, the determination of beneficial ownership of shares of capital stock of the Corporation shall be made pursuant to Rule 13d-3 under the Exchange Act.

         SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. "Person" as used herein means any corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision or instrumentality.

         EIGHTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article EIGHTH is in effect. Any repeal or amendment of this Article EIGHTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article EIGHTH. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article EIGHTH shall extend to proceedings involving the negligence of such Person.

         As used herein, the term "proceeding" means any threatened, pending, or completion action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article NINTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article NINTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of the State of Delaware.

         TENTH: All of the power of the Corporation, insofar as it may be lawfully vested by this Amended and Restated Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, a majority of directors then in office (or such higher percentage as may be specified in the bylaws with respect to any provision thereof) shall have the power to adopt, amend and repeal the bylaws of the Corporation.

         IN WITNESS WHEREOF, said Capstar Broadcasting Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by William
S. Banowsky, Jr. this ______ day of May, 1998.



                                         CAPSTAR BROADCASTING CORPORATION


                                         By:
                                             ----------------------------------
                                             William S. Banowsky, Jr.
                                             Executive Vice President, General
                                             Counsel and Secretary






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